EXHIBIT 8.1

SUBSIDIARIES OF THE REGISTRANT

Name	Jurisdiction of Incorporation
Commonwealth Carriers S.A.	British Virgin Islands
Island S Management Corp	British Virgin Islands
Cosan S.A. Indústria e Comércio	Brazil
Nova Agrícola Ponte Alta S.A.	Brazil
Vertical UK LLP	British Virgin Islands
Águas da Ponte Alta S.A.	Brazil
Vale da Ponte Alta S.A.	Brazil
Barrapar Participações S.A.	Brazil
Bioinvestments Negócios e Participações S.A.	Brazil
Proud Participações S.A.	Brazil
Cosan Overseas Limited	Cayman Islands
Pasadena Empreendimentos e Participações S.A.	Brazil
Esus Brasil Participações S.A.	Brazil
Cosan Biomassa S.A.	Brazil
Usina Santa Luiza S.A.	Brazil
Raízen S.A.	Brazil
Raízen Combustíveis S.A.	Brazil
Rumo Logística Operadora Multimodal S.A.	Brazil
Logispot Armazéns Gerais S.A.	Brazil
Cosan Lubrificantes e Especialidades S.A.	Brazil
Cosan Paraguay S.A.	Paraguay
Cosan Cinco S.A.	Brazil
Radar Propriedades Agrícolas S.A.	Brazil
Tellus Participações S.A.	Brazil
Companhia de Gás de São Paulo - Comgás	Brazil
Cosan Lubes Investment Limited	Brazil
Comma Oil Chemicals	England
Raízen Energia S.A.	Brazil

Cosan U.S.	United States
Radar II Propriedades Agrícolas S.A.	Brazil
Cosan Global Limited	Cayman Islands
Aldwych Temple Business Venture Company Ltd.	British Virgin Islands
Terras da Ponte Alta S.A.	Brazil
Nova Santa Bárbara Agrícola S.A.	Brazil
Nova Amaralina S.A. Propriedades Agrícolas	Brazil
Cosan Logística S.A.	Brazil
Cosan Luxembourg S.A.	Luxembourg
Rota Quatro Participações S.A.	Brazil
Comercializadora de Gás S.A.	Brazil
Agrobio Investimentos e Participações S.A.	Brazil
Cerpon Participações S.A.	Brazil
Nova Ibiajara Propriedades Agrícolas S.A.	Brazil
Terra do Sol Propriedades Agrícolas S.A.	Brazil
Terrainvest Propriedades Agrícolas S.A.	Brazil
Zip Lube S.A.	Brazil
Tellus Bahia Propriedades Agrícolas Ltda.	Brazil
Jatobá Propriedades Agrícolas Ltda.	Brazil
Toperone Agrícola S.A.	Brazil
Tparone Participações S.A.	Brazil
Cosan Investimentos e Participações S.A.	Brazil
Novvi LLC.	United States
Tpartwo Participações S.A.	Brazil
Topertwo Agrícola S.A.	Brazil
Cia Agrícola Botucatu S.A.	Brazil
AGW Empreendimentos e Participações S.A.	Brazil
Janus Brasil Participações S.A.	Brazil
Lupa Serviços Automotivos Ltda.	Brazil
Distribuidora de Gás S.A.	Brazil